Exhibit 99.1

/C O R R E C T I O N -- Albemarle Corporation/

In the news release, Albemarle Announces Retirement, Appointment of General Counsel, issued 31-Oct-2022 by Albemarle Corporation over PR Newswire, we are advised by the company that the first paragraph, second sentence, should read "Kristin M. Coleman will join the company as executive vice president, general counsel, and corporate secretary on Nov. 28, 2022" rather than "Kristin M. Coleman will join the company as executive vice president, general counsel, and corporate secretary on Nov. 28, 2023" as originally issued inadvertently. The complete, corrected release follows:

Albemarle Announces Retirement, Appointment of General Counsel

CHARLOTTE, N.C., Oct. 31, 2022 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, announced today that Karen G. Narwold, executive vice president, chief administrative officer, general counsel, and corporate secretary, will retire from Albemarle effective April 4, 2023. Kristin M. Coleman will join the company as executive vice president, general counsel, and corporate secretary on Nov. 28, 2022. Coleman will report to J. Kent Masters, chairman and CEO.

Narwold’s retirement follows nearly 13 years as Albemarle’s general counsel and corporate secretary and a 36-year legal career. She joined Albemarle in 2010 as senior vice president, general counsel, and corporate secretary. She was appointed to her current role in 2016.

“Karen has been a resilient executive leader for Albemarle, helping to steer the company through transformational growth,” said Masters. “She reengineered the legal department and compliance program, established our external affairs organization, and helped lead the negotiation and closure of our $6.2 billion acquisition of Rockwood Holdings in 2015. We thank her for being a true steward of our values as she helped Albemarle become a stronger company over her tenure.”

Coleman will join Albemarle from US Foods, an American foodservice distributor, where she has served as executive vice president, general counsel, and chief compliance officer since 2017. Previously, she served as senior vice president, general counsel, and corporate secretary of Sears Holdings Corporation and as vice president, general counsel, and corporate secretary for Brunswick Corporation. Before moving in-house, she worked in private practice with Sidley Austin LLP.

"Kristin’s strong experience with public companies in corporate governance, legal and regulatory risk, and compliance and ethics should drive long-term value for all Albemarle stakeholders," Masters remarked.

Coleman earned a juris doctorate from the University of Michigan Law School and a bachelor’s degree in history and political science from Duke University. She founded the Chicago General Counsel Forum and is a member of the Economic Club of Chicago. She serves as a Board Member Emeritus for the Center for Enriched Living.

About Albemarle Corporation
Albemarle Corporation (NYSE: ALB) is a global specialty chemicals company with leading positions in lithium, bromine and catalysts. We think beyond business as usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, our businesses, and the markets we serve.

Media Contact: Kim Ronkin Casey, +1 (719) 331-6202, Kim.RonkinCasey@albemarle.com
Investor Relations Contact: Brook Wootton, +1 (980) 766-1922, Brook.Wootton@albemarle.com